STATE OF MARYLAND
Department of Assessments and Taxation

I, Paul B. Anderson, Charter Administrator of the Maryland Department of Assessments and Taxation, hereby certify that the attached document, inscribed with the same Authentication Code, is a true copy of the public record of the **Articles of Organization** for

CAPITAL CITIES FUND, L.L.C.

I further certify that this document is a true copy generated from the online service with the Department of Assessments & Taxation.

In witness whereof, I have hereunto subscribed my signature and affixed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this **April 08, 2013** .

Paul B. Anderson
Charter Administrator

301 West Preston Street, Baltimore, Maryland 21201
Telephone Balto. Metro (410) 767-1344 / Outside Balto. Metro (888) 246-5941
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice
Fax (410) 333-7097

Online Certificate Authentication Code: **5000000000022227**
To verify the Authentication Code, visit http://dat.maryland.gov/verify

5000000000022227

ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1) The name of the Limited Liability Company is:
Capital Cities Fund, L.L.C.

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(2) The purpose for which the Limited Liability Company is filed is as follows:
Real Estate Investments, Property Management, Asset Management, Equity Investments and any other legal purpose under Maryland Law as approved by Members.

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(3) The address of the Limited Liability Company in Maryland is:

16000 Trade Zone Avenue, Suite 105, Upper Marlboro, MD, 20774

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(4) The Resident Agent of the Limited Liability Company in Maryland is:

Sherman Ragland

whose address is:
16000 Trade Zone Avenue, Suite 105, Upper Marlboro, MD, 20774

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(5) Signature(s) of Authorized Person(s):

Sherman Ragland

(6) Signature(s) of Resident Agent(s):

Sherman Ragland

I hereby consent to my designation in this document.

(7) Filing party's name and return address:
Sherman Ragland, 16000 Trade Zone Avenue, Suite 105, Upper Marlboro, MD, 20774